Exhibit 10.6

DDGS SALE AND PURCHASE AGREEMENT

THIS DDGS SALE AND PURCHASE AGREEMENT the (“Agreement”) is entered into this 15th of June, 2006, with an effective date as stipulated in Section 1 (a) below, by and between Archer Daniels Midland Company, a Delaware corporation with its principal place of business in Decatur, Illinois (“ADM”), and Millennium Ethanol, LLC, a South Dakota limited liability company with its principal place of business in Marion, South Dakota (“Millennium”).

BACKGROUND

WHEREAS, Millennium produces distillers dried grain (“DDGS”) as a byproduct of its ethanol production; and

WHEREAS, Millennium and ADM believe that it would be in their mutual best interests for ADM to purchase DDGS produced by the planned ethanol production facility to be located in Marion, South Dakota (the “Millennium Production Facilities”); and

WHEREAS, Millennium and ADM desire to enter into this Agreement, for purposes of setting out the terms and conditions of the business arrangement;

NOW, THEREFORE, the parties to this Agreement hereby covenant and agree as follows:

AGREEMENT

1.                                      TERMS OF THIS AGREEMENT

(a)                                  The Initial Term.  The term of this Agreement will be for one year with the effective date being the first day of the month of which production of ethanol begins at the Millennium facility.  For example, if production begins on October 15, 2007, then October 1, 2007 will be the effective date of this Agreement.  The one-year period referred to herein will hereafter be referred to as the “Initial Term.”

(b)                                 The Renewal Terms.  Unless this Agreement is terminated in the manner described below in Section 2, this Agreement will automatically renew for successive additional terms of one year each.  These additional terms will each be referred to hereafter as a “Renewal Term.”

2.                                      TERMINATION.  This Agreement may be terminated under the circumstances set out below.

(a)                                  Termination for Intentional Misconduct.  If either party engages in intentional misconduct reasonably likely to result in significant adverse consequences to the other party, the party harmed or likely to be harmed by the intentional misconduct may terminate this Agreement immediately, upon written notice to the party engaging in the intentional misconduct.

(b)                                 Termination for Uncured Breach.  If one of the parties breaches the terms of this Agreement, the other party may give the breaching party a notice in writing which specifically sets out the nature and extent of the breach, and the steps that must be taken to cure the breach.  After receiving the written notice, the breaching party will then have thirty (30) days to cure the breach, if the breach does not involve a failure to make any payments which are required by this Agreement.

If the breach does involve a failure to make any payments which are required by this Agreement, then the breaching party will have five (5) days after receiving the written notice to cure the breach.  If the breaching party does not cure any breach within the applicable cure period, then the non-breaching party will have the right to terminate this Agreement immediately.

(c)                                  Termination at the End of the Initial Term or Any Renewal Term.  Either party may terminate this Agreement at the end of the Initial Term, or at the end of any Renewal Term, by providing the other party with a written notice of intent to terminate.  Such a written notice of intent to terminate must specify the proposed termination date, and must be received by the non-terminating party at least ninety (90) days before the proposed termination date.

(d)                                 Termination by Mutual Written Agreement. This Agreement may also be terminated upon any terms and under any conditions, which are mutually agreed upon in writing by the parties.

3.                                      REPRESENTATIONS AND WARRANTIES OF MILLENNIUM.  In connection with its sale of DDGS to ADM under this Agreement, Millennium makes the following representations and warranties, for the benefit of ADM:

(a)                                  Good Title.  Millennium will have good and marketable title to all of the DDGS sold to ADM under this Agreement, free and clear of all liens and encumbrances.

(b)                                 Corporate Existence and Good Standing.  Millennium is a South Dakota limited liability company validly existing and in good standing under the laws of the State of South Dakota.

(c)                                  Corporate Authority and Corporate Approval.  Millennium has the power and authority to enter into this Agreement.  Further, Millennium has taken all corporate action necessary to authorize it to execute, become bound by, and perform its duties and obligations under this Agreement.

(d)                                 No Conflicts as to Law or Agreements.  The execution of this Agreement by Millennium, the sale and transfer of DDGS from Millennium to ADM, and the taking of all actions by Millennium under this Agreement do not require the consent of any person, entity, or agency; do not violate any law, rule, or regulation; and do not breach or violate any contract or agreement to which Millennium is a party, or by which Millennium is bound.

(e)                                  Compliance with Laws.  Millennium is now in compliance, and during the entire term of this Agreement will remain in compliance, with all applicable federal, state,

and local laws, ordinances, orders, rules, and regulations (“Laws”), other than Laws where neither the costs or potential costs of failing to comply, nor the costs or potential costs of causing compliance, would be material to Millennium or its business or assets.  The definition of Laws set out above includes, but is not limited to, the Toxic Substances Control Act (“TOSCA”), the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act of 1986, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, any state equivalent thereof, and all other laws related to the protection of the environment (“Environmental Laws”).

(f)                                    Complete and Accurate Disclosure.  Millennium has not withheld from ADM any Material documents, information, or material facts relating to Millennium ethanol and DDGS production capabilities, and/or relating to the business operations of Millennium.  Further, to Millennium’s knowledge, no representation or warranty in this Agreement, or in any letter, certificate, exhibit, schedule, statement, or other document furnished or to be furnished pursuant to this Agreement, contains any untrue statement of a material fact.

(g)                                 Licenses and Permits.  Millennium will have at all times during the term of this Agreement, all of the licenses and permits necessary to operate the Millennium Production Facilities.

(h)                                 Production Capacity.  The amount of DDGS that Millennium is capable of producing each year, based on the nameplate design capacity of all of the Millennium Production Facilities, will hereafter be referred to as Millennium “Annual Production Capacity.”  The Annual Production Capacity is 320,000 short tons of DDGS per year.

(i)                                     Product Quality.  All of the DDGS sold to ADM by Millennium under this Agreement will be of merchantable quality, free from defects, and fit for animal feed.  Millennium hereby guarantees the DDGS will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or any applicable Federal, State or Municipal law in which the definitions of adulterations and misbranding are substantially the same as those contained in said Act, as amended, or will be an article which may not under the provisions of any such law be introduced into interstate commerce.  In addition, all DDGS must be cool and sweet upon arrival at destination, meet all applicable National Grain and Feed Association standards, and meet all of ADM’s specifications (which shall be based on industry standards) as notified to Millennium from time to time.

(j)                                     Patent Infringement.  Millennium is not now, and will not be at any time in the future during the term of this Agreement, infringing upon any patents or other intellectual property rights held by any other parties.

4.                                      REPRESENTATIONS AND WARRANTIES OF ADM.  In connection with providing the services on behalf of Millennium which are described in this Agreement, ADM makes the following representations and warranties, for the benefit of Millennium:

(a)                                  Corporate Existence and Good Standing.  ADM is a Delaware corporation validly existing and in good standing under the laws of the State of Illinois.

(b)                                 Corporate Authority and Corporate Approval.  ADM has the power and the authority to enter into this Agreement.  Further, ADM has taken all corporate action necessary to authorize it to execute, become bound by, and perform its duties and obligations under this Agreement.

(c)                                  No Conflicts as to Law or Agreements.  The execution of this Agreement by ADM, the purchasing of DDGS from Millennium by ADM, and the taking of all actions by ADM under this Agreement do not require the consent of any person, entity, or agency; do not violate any law, rule, or regulation; and do not breach or violate any contract or agreement to which ADM is a party, or by which ADM is bound.

(d)                                 Complete and Accurate Disclosure.  ADM has not withheld from Millennium any Material documents, information, or material facts relating to ADM ethanol and DDGS production capabilities, and/or relating to the business operations of ADM.  Further, to ADM’s knowledge, no representation or warranty in this Agreement, or in any letter, certificate, exhibit, schedule, statement, or other document furnished or to be furnished pursuant to this Agreement, contains any untrue statement of a material fact.

5.                                      QUANTITY.  During the entire term of this Agreement, Millennium agrees to sell to ADM, and ADM agrees to purchase from Millennium, all of the DDGS produced by Millennium at the “Millennium Production Facilities, subject to the right of ADM to not purchase excess DDGS produced by Millennium, as described in Section 7 below.

6.                                      PRODUCTION ESTIMATES.  As of the effective date of this Agreement, Millennium will provide ADM with Millennium’s best estimate of Millennium’s anticipated monthly DDGS production for the next twelve (12) months, to assist ADM in developing appropriate marketing strategies for the DDGS to be produced by Millennium.

On or before the first day of each month, Millennium will provide ADM with its updated best estimate of Millennium’s anticipated monthly DDGS production for the next twelve (12) months, so that ADM will have DDGS production estimates from Millennium twelve (12) months into the future during the entire time that this Agreement is in effect.

Millennium will immediately report any change in production that may result in the volume of DDGS produced being greater or lesser than the amount estimated by Millennium in the most recent twelve-month production estimate.

Once this Agreement has been terminated under Section 2(a), Section 2(b), or Section 2(d) above, Millennium will no longer be required to provide ADM with any further monthly DDGS production estimates, except to the extent required in any written termination agreement between the parties entered into under Section 2(d) above.

Once either party has sent a written notice of intent to terminate this Agreement under Section 2(c) above, Millennium’s monthly DDGS production estimates must continue to cover the time period through the proposed termination date, but need not extend to any months after the proposed termination date.

7.                                      EXCESS DDGS PRODUCTION.  If Millennium produces DDGS in any month in excess of Millennium’s most recent monthly production estimates, or if during any twelve-month period, Millennium produces in excess of 120% of Millennium’s Annual Production Capacity, ADM will have the right, but not the obligation, to purchase such excess production of DDGS from Millennium.  Millennium may not sell to any other parties any of the excess DDGS that it produces.

8.                                      INDEPENDENT CONTRACTOR STATUS OF ADM, AND EMPLOYMENT STATUS OF ADM’S EMPLOYEES.  Nothing contained in this Agreement, including the services to be provided by ADM on behalf of Millennium, will make ADM the agent of Millennium for any purpose.  ADM and its employees shall be deemed to be independent contractors, with full control over the manner and method of performance of the services they will be providing on behalf of Millennium under this Agreement.

9.                                      SEPARATE ENTITIES.  Millennium and ADM are separate entities.  Nothing in this Agreement or otherwise shall be construed to create any rights or liabilities of either party to this Agreement with regard to any rights, privileges, duties, or liabilities of the other party to this Agreement, except to the extent otherwise provided in this Agreement, or in any other agreement between the parties to this Agreement.

10.                               DEVELOPMENT OF ORDERING AND SHIPPING PROCEDURES.  Because Millennium and ADM have not done business in the past in the manner described in this Agreement, they have not yet attempted to develop efficient and effective procedures related to ordering DDGS, delivering DDGS and shipping DDGS, in connection with ADM’s DDGS purchases from Millennium.  After this Agreement becomes effective, ADM and Millennium agree to work together promptly and in good faith to develop effective and efficient policies and procedures to cover these matters, based on their mutual experiences working together under this Agreement.

Once those policies and procedures have been developed and mutually agreed upon, ADM and Millennium intend to document them, in the form of an addendum to this Agreement.

11.                               PRODUCT TESTING.  With each shipment unit during the term of this Agreement, Millennium agrees to provide ADM with analysis of all samples of the DDGS produced at the Millennium Production Facilities, or agrees to provide ADM the sample when requested so that ADM can test Millennium’s product quality on a regular basis and have it available to the end customer.  ADM agrees to provide Millennium with the information Millennium will need in order to collect, pack, and ship these DDGS samples to ADM in a manner satisfactory to ADM.

12.                               COLLECTION AND RETENTION OF PRODUCT SAMPLES.

(a)                                  Collection of Product Samples.  During the entire term of this Agreement, Millennium agrees to collect samples of not less than 500 grams each from each shipment of DDGS that leaves the Millennium Production Facilities under this Agreement.  Each such product sample will be labeled to include the production date, the plant at which the product sample was produced, and any other applicable information.

(b)                                 Retention of Product Samples.  Millennium agrees to retain these product samples for at least three months after the date of the shipment from which each product sample was taken, in a manner which preserves the integrity of each individual product sample.  Further, Millennium agrees to promptly provide any of these samples to ADM, at the request of ADM.

13.                               THE ACTUAL PRICE FOR DDGS SOLD TO ADM BY MILLENNIUM.  ADM agrees to pay Millennium a price for all DDGS sold to ADM by Millennium under this Agreement that is equal to the “Best Market Bid,” as defined and determined in this Section.

(a)                                  Daily Bids:  The Best Market Bid will be calculated on a daily basis in the following manner:

1)                                      Select the best bids available in the following ADM distribution markets for like kind, quantity and quality of DDGS and for the same shipment periods, to be sold to ADM hereunder from third party destinations that are equipped with hard car unloading equipment, less all tariff freight rates, less all fuel surcharges associated with tariff freight at the time of shipment, less all hopper car equipment charges:

a)                                      Rail California – hard car unload receivers only

b)                                     Rail Hereford/Summerfield TX

c)                                      Rail Optima OK

d)                                     Rail to River Points for Export

e)                                      Rail to Container Transload Points for Export – hard car unload receivers only

(b)                                 Freight Rates and Fuel Surcharges at time of shipment:  Any increase or decrease in freight rates and/or fuel surcharges from the time of pricing to the time of shipment shall change the purchase and be for Millennium’s account.

(c)                                  Long Term Marketing Options:  ADM will provide bids for a definitive volume of DDGS pursuant to the procedures set forth in this Section for spot shipments up to a maximum of shipments for a 12 month period.  Any DDGS in excess of the definitive volume for which ADM provided such bid will be priced in the same manner as set forth in this Section but only at such time as Millennium desires to sell such excess DGDS to ADM.

14.                               SHORTFALLS IN DDGS PRODUCTION.  To the extent that Millennium has priced a definitive volume of DDGS pursuant to Section 13, and Millennium fails to deliver such DDGS to ADM, then to that extent ADM will have the right, but not the obligation, to purchase DDGS elsewhere, in a commercially reasonable manner, in order to cover any such shortfall.  In addition to any and all other remedies to which ADM may be entitled pursuant to law, equity or this Agreement, Millennium shall pay to ADM all costs and expenses related to such purchases which are in excess of the costs and expenses that ADM would have incurred in the absence of such a shortfall.

15.                               MONTHLY RECONCILIATION OF SHIPMENT VOLUMES.  On a monthly basis, Millennium and ADM will compare and reconcile their information related to the volumes of DDGS shipped from the Millennium Production Facilities, in order to minimize disputes and disagreements between them under this Agreement.

In the event that the parties are unable to agree on which party’s numbers are correct for any month, the numbers proposed by ADM will be used, subject to the right of Millennium’s right to challenge ADM’s books and records through an independent public accounting firm, subject to a mutually acceptable confidentiality agreement..

16.                               FINANCIAL INFORMATION.  On a monthly basis, Millennium will provide ADM with copies of current balance sheets, income statements, and other financial statements (audited if available) related to Millennium and its affiliated entities.

17.                               HANDLING OF CONFIDENTIAL INFORMATION.  The parties acknowledge that they will be exchanging information about their businesses under this Agreement which is confidential and proprietary, and the parties agree to handle that confidential and proprietary information in the manner described in this Section.

(a)                                  Definition of Confidential Information.  For purposes of this Agreement, the term “Confidential Information” will mean information related to the business operations of Millennium or ADM that meets all of the following criteria:

(i)                                     The information must not be generally known to the public, and must not be a part of the public domain, must not be information that the receiving party was already in possession of, must not be information that the receiving party receives from a third party without violating any confidentiality obligation owed to the disclosing party, and must not be information that is independently developed by the receiving party without relying upon the Confidential Information supplied by the disclosing party.
(ii)                                  The information must belong to the party claiming it is confidential, and must be in that party’s possession.
(iii)                               The information must have been protected and safeguarded by the party claiming it is confidential by measures that were reasonable under the circumstances before the information was disclosed to the other party.
(iv)                              The disclosure of the information to third parties must be likely to result in adverse consequences to the party claiming it is confidential.
(v)                                 Written information must be clearly designated in writing as “CONFIDENTIAL INFORMATION” by the party claiming it is confidential before it is disclosed to the other party, except that all information about financial or production information relating to Millennium, or costs and prices will always be considered Confidential Information under this Agreement, without the need for specifically designating it as such.
(vi)                              Verbal Confidential Information which is disclosed to the other party must be summarized in writing, designated in writing as “CONFIDENTIAL INFORMATION,” and transmitted to the other party within ten (10) days of the verbal disclosure.

(b)                                 Limitations on the Use of Confidential Information.  Each party agrees that it will not use any Confidential Information that it obtains about the other party for any purpose, other than to perform its obligations under this Agreement.

(c)                                  The Duty Not to Disclose Confidential Information.  The parties agree that they will not disclose any Confidential Information about each other to any person or organization without first getting written consent to do so from the other party.  This will be the case both while this Agreement is in effect, and for a period of five (5) years after it has been terminated.

(d)                                 The Duty to Notify the Other Party in Cases of Improper Use or Disclosure.  Each party agrees to immediately notify the other party if either party becomes aware of any improper use of or any improper disclosure of the Confidential Information of the other party at any time while this Agreement is in effect, and for a period of five (5) years after it has been terminated.

(e)                                  Protection of the Confidential Information.  Each party agrees to develop effective procedures for protecting the Confidential Information that it obtains from the other party, and to implement those procedures with the same degree of care that it uses in protecting its own Confidential Information.

(f)                                    Return of the Confidential Information.  Immediately upon the termination of this Agreement, each party agrees to return to the other party all of the other party’s Confidential Information that is in its possession or under its control.

18.                               RIGHT OF OFFSET.  ADM will have the right to withhold payments for its purchases under this Agreement as an offset against any payments that Millennium fails to make to ADM under this Agreement.

If ADM exercises its right of offset at any time, Millennium may request a written explanation from ADM that includes the amount of the offset claimed by ADM, and the basis for ADM’s exercise of its right of offset.  Upon receiving a written request from Millennium for such an explanation, ADM will promptly provide a reasonably detailed written explanation.

Millennium will have the right to withhold shipment or delivery of DDGS to ADM during any period for which payments from ADM to Millennium are past due.  If payments are more than seven (7) days overdue, then Millennium may sell DDGS produced by the Millennium Production Facilities to third parties and those amounts shall be reduced from the amounts to be sold to ADM under this Agreement.

19.                               INSURANCE.  During the entire term of this Agreement, Millennium will maintain insurance coverage which is standard, in the reasonable opinion of ADM, for a company of its type and size which is engaged in the business of producing and selling ethanol.  At a minimum, Millennium’s insurance coverage must include:

(i)                                     Comprehensive General Product and Public Liability Insurance, naming ADM as an additional named insured, with liability limits of at least five million dollars ($5,000,000) in the aggregate.
(ii)                                  Property and Casualty Insurance adequately insuring the Millennium Production Facilities and Millennium’s other assets against theft, damage, and destruction, on a replacement cost basis.
(iii)                               Workers’ Compensation Insurance, to the extent required by law.

On or before the effective date of this Agreement, Millennium will provide ADM with a Certificate of Insurance Coverage verifying that insurance coverage complying with the requirements of this Section 19 is in place.  Millennium will not change its insurance coverage during the term of this Agreement, except to increase it or enhance it, without the prior written consent of ADM.

20.                               INDEMNIFICATION.  If any third party makes a claim against ADM or any person or organization related to ADM as a result of the actions or omissions of Millennium or any person or organization related to Millennium, including but not limited to claims related to the quality of the ethanol produced by Millennium, then Millennium agrees to indemnify ADM and its related persons and organizations, and to hold all of them harmless from any liabilities, damages, costs, and/or expenses, including costs of litigation and reasonable attorneys’ fees, which they incur as a result of any such claims made against them by third parties.

21.                               SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS, AND CLAIMS.  All representations, warranties, and agreements made in connection with this Agreement will survive the termination of this Agreement.  The parties will therefore be able to pursue claims related to those representations, warranties, and agreements after the termination of this Agreement, unless those claims are barred by the applicable statutes of limitation.

Similarly, any claims that the parties have against each other that arise out of actions or omissions that take place while this Agreement is in effect will survive the termination of this Agreement.  This means that those claims may be pursued by the parties even after the termination of this Agreement, unless those claims are barred by the applicable statutes of limitation.

22.                               COSTS AND ATTORNEYS’ FEES IN DISPUTE RESOLUTION PROCEEDINGS, AND FOLLOWING UNCURED BREACHES.  The parties agree that the prevailing party in any dispute resolution proceedings related to this Agreement shall be entitled to collect reasonable costs, expenses, and reasonable attorneys’ fees from the other party.

The same shall be true if one of the parties incurs costs, expenses, or attorneys’ fees in connection with the enforcement or the protection of its rights under this Agreement, as a result of an uncured breach by the other party.  The breaching party shall reimburse the other party for reasonable costs and expenses, and reasonable attorneys’ fees incurred after the expiration of the applicable cure period, regardless of whether or not the enforcement or the protection of the rights of the other party involved judicial proceedings, arbitration proceedings, or other formal dispute resolution proceedings.

23.                               TITLE AND RISK OF LOSS.  With regard to the DDGS sold to ADM by Millennium under this Agreement, title to and risk of loss for such DDGS will pass from Millennium to ADM when the DDGS leaves the premises (not the Production Facilities) of Millennium.

24.                               GOVERNING LAW.  The Agreement will be governed by, interpreted under, and enforced in accordance with the substantive laws of the State of Illinois, without regard to its conflict of law principles.

25.                               NOTICES.  All notices related to this Agreement which relate to breaches of this Agreement, indemnification claims or other claims being made under this Agreement, challenges to the books and records of the parties, or the termination of this Agreement (the “Significant Notices”) must be in writing, and must be delivered personally or sent by certified or registered mail, return receipt requested.  All Significant Notices will be effective, and will be deemed to have been received, upon the actual receipt of the Significant Notice by its intended recipient, meaning either Millennium or ADM.

Subject to change upon ten (10) days written notice to the other party, all written notices to Millennium provided for in this Agreement will be addressed as follows:

Millennium Ethanol, LLC

300 North Broadway

Marion, SD 57043

Attn:  Steve Domm, CEO

with a copy to:

Lindquist & Vennum PLLP

4200 IDS Center

80 South Eighth Street

Minneapolis, MN  55402-2274

Attn:  Mark J. Hanson

and notices to ADM will be addressed as follows:

with a copy to:

Archer-Daniels-Midland Company

4666 Faries Parkway

Decatur, Illinois 62526

Attn: General Counsel

Written notices required or permitted under this Agreement which are not Significant Notices may be hand delivered, sent by mail, or sent via facsimile.  These written notices will be effective, and will be deemed to have been received, upon the actual receipt of the written notices by their intended recipients, meaning either Millennium or ADM.

26.                               ASSIGNMENT; SUCCESSORS AND ASSIGNS.  Neither party may assign its rights or obligations under this Agreement without the written consent of the other party, which consent will not be unreasonably withheld.  This Agreement will be binding on the successors of the parties, and their assigns.

27.                               NO WAIVER.  If any party to this Agreement fails to insist upon strict performance of any obligation under this Agreement, that failure will not result in a waiver of that party’s right to demand strict performance in the future.  This will still be the case, no matter how long the failure to insist upon strict performance continues.

28.                               ENTIRE AGREEMENT.  This Agreement, and the other documents related to the business transactions described in this Agreement which are referred to either generally or specifically in this Agreement, set out the entire agreement between the parties regarding the business transactions described in this Agreement.  This Agreement and those other documents supersede all prior understandings between the parties with respect to the subject matter of this Agreement.  The parties agree that there are no other oral or written understandings or agreements between them regarding the subject matter of this Agreement.

29.                               AMENDMENT, MODIFICATION, OR WAIVER.  No amendment, modification, or waiver of any provision of this Agreement or any other related document will be effective unless it is made in writing, unless it is signed by the parties to be bound by it, and unless it clearly specifies the extent and nature of the amendment, modification, or waiver.

30.                               SEVERABILITY.  If any provision of this Agreement or any other related document is held to be invalid or unenforceable under any applicable law, that holding will not affect the validity or enforceability of the rest of this Agreement, or the other related document.  Also, any provision of this Agreement or any other related document which is held to be invalid or unenforceable will not be completely invalidated, but will instead be considered amended to the extent necessary to remove the cause of the invalidity or unenforceability.

31.                               INTERPRETATION.  This Agreement and any other documents related to it will be interpreted in a fair and neutral manner, without favoring one party over the other.  No provision of this Agreement or any other document related to it will be interpreted for or against either party because the provision was drafted by that party, or its legal representative.

32.                               UNDERSTANDING OF AND VOLUNTARY EXECUTION OF THE AGREEMENT.  The parties acknowledge and agree that they have read this Agreement, that they understand it, and that they are entering into it willingly and voluntarily.  The parties further acknowledge that they either consulted with their respective legal counsel, or had ample opportunity to consult with their respective legal counsel, before entering into this Agreement.

33.                               HEADINGS AND CAPTIONS.  The headings and captions of the sections and subsections of this Agreement are inserted for convenience of reference only, and do not constitute part of the Agreement.

34.                               SUPERSEDING OF OTHER AGREEMENTS.  It is the intent of the parties that this Agreement be consistent with any other documents or agreements related to the same subject matter covered in this Agreement.  However, in the event of any inconsistencies, the parties agree that this Agreement will supersede and take priority over the other inconsistent documents or agreements, except in cases where there is specific contract language to the contrary which has been agreed upon by both parties.

[Signature page follows this page

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year set forth above.

ARCHER DANIELS MIDLAND COMPANY

By:

Its:

MILLENNIUM ETHANOL, LLC

By:

Its: